Form 8-K - CURRENT REPORT

           (As last amended in Rel. No. 34-36968, eff. August 13, 1992.)

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) May 26, 2000

                         Century Pension Income Fund XXIII
               (Exact name of registrant as specified in its charter)

             California                0-14528               94-2963120
    (State or other jurisdiction     (Commission          (I.R.S. Employer
          of incorporation)          File Number)          Identification
                                                               Number)

         55  Beattie Place
        Post Office Box 1089
     Greenville, South Carolina                                 29602
(Address of principal executive offices)                      (Zip Code)


         Registrant's telephone number, including area code (864) 239-1000

                                       N/A

           (Former name or former address, if changed since last report)

Item 2.     Acquisition or Disposition of Assets

The Enclaves was sold by Century Pension Income Fund XXIII (the "Registrant") on May 26, 2000. The property was sold to Capreit Acquisition Corporation, a Maryland Corporation, an unrelated party, for $14,700,000.

Item 7.     Financial Statements and Exhibits

(b)   Pro forma financial information

The required pro forma information will be provided in the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2000.

(c)   Exhibits

  10.10 Purchase and Sale Contract between Registrant and Capreit Acquisition Corporation, a Maryland Corporation, dated February 21, 2000.

  10.11 Reinstatement and First Amendment to Purchase and Sale Contract between Registrant and Capreit Acquisition Corporation, a Maryland Corporation, dated April 10, 2000.

  10.12 Second Amendment to Purchase and Sale Contract between Registrant and Capreit Acquisition Corporation, a Maryland Corporation, dated April 19, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTURY PENSION INCOME FUND XXIII

                                    By:   FOX PARTNERS V
                                          Its General Partner

                                    By:   FOX CAPITAL MANAGEMENT CORPORATION
                                          Its Managing General Partner

                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President

                                    Date:

                                                                 Exhibit 10.10



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                       CENTURY PENSION INCOME FUND XXIII,

                        a California limited partnership

                                    AS SELLER

                                       AND

                        CAPREIT ACQUISITION CORPORATION,

                             a Maryland corporation

                                  AS PURCHASER

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract" or the "Agreement") is entered into as of the _____day of February, 2000 (the "Effective Date") by and between CENTURY PENSION INCOME FUND XXIII, a California limited partnership, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and CAPREIT ACQUISITION CORPORATION, a Maryland corporation, having a principal address at 11200 Rockville Pike, Rockville, Maryland 20852 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to the real estate located in Fulton County, Georgia, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the property described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by limited warranty deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.

R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser deems necessary and desirable.
                                   ARTICLE 1

                                  DEFINED TERMS

1.1 Unless otherwise defined herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.

1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Georgia. 1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

1.1.4 ""Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.5 Intentionally Omitted.
1.1.6 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, computers (to the extent located on the Property and owned by Seller), fax machines (to the extent located on the Property and owned by Seller), copiers (to the extent located on the Property and owned by Seller), apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.7.

1.1.7 "Improvements" means all buildings and improvements, located on the Land taken "as is". 1.1.8 "Land" means all of those certain tracts of land located in the State of Georgia described on Exhibit "A" attached hereto, and all rights, privileges and appurtenances pertaining thereto.

1.1.9 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the applicable Property. 1.1.10 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, or (viii) insurance or other prepaid items or (ix) Seller's proprietary books and records, except to the extent that Seller receives a credit on the closing statement for any such item. The term "Miscellaneous Property Assets shall also include the following, but only to the extent owned by Seller and in Seller's possession: site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, tenant data sheets, landscape plans and other plans or studies of any kind, if any, which relate to the Land and or the Improvements or the Fixtures and Tangible Personal Property. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "Enclaves Apartments".

1.1.11 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Lease.

1.1.12 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

1.1.13 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.14 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 90 days' or shorter Notice, except Leases.

1.1.15 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.
1.1.16 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.
1.1.17      "Survey" shall have the meaning ascribed thereto in Section 6.12.
1.1.18 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.
1.1.19 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.
1.1.20      "Title Insurer" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Fifteen Million Three Hundred Thousand and No/100 Dollars ($15,300,000.00), which shall be paid by Purchaser, as follows:

3.1.1 On the date hereof, Purchaser shall deliver to Chicago Title Insurance Company ("Escrow Agent" or the "Title Insurer") a deposit in the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in cash, (such sum being hereinafter referred to and held as the "Deposit"). Purchaser shall also deliver a quitclaim deed to the Escrow Agent in the form attached as Exhibit
3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 Intentionally Omitted.
3.1.3 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.4 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein), monies held as the Deposit shall be applied to the Purchase Price on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3. 3.1.5 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                    ARTICLE 4

                                    FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

                                   ARTICLE 5

                               FEASIBILITY PERIOD

5.1 Subject to the terms of Section 5.3 below, for thirty (30) calendar days following Purchaser's receipt of the Materials (as hereinafter defined), but in no event later than March 20, 2000 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the
Property:

5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property. 5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.

5.1.4 To review all Materials (as hereinafter defined) other than Seller's proprietary information, including, Materials held by the Property Manager and the Regional Property Manager (as defined in Section 8.1.4 of this Purchase Contract).

5.2 Purchaser shall have the right to terminate this Purchase Contract for any reason, or no reason, by giving written Notice to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 5 and in ARTICLE 9.

5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.

5.5 Seller shall deliver to Purchaser within ten (10) calendar days from the Effective Date copies of all leases, contracts, engineering studies, surveys and other materials (the "Materials") in Seller's possession or control relating to the Property (other than proprietary information of Seller). If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five
(5) calendar days, return all such Materials to Seller.

                                    ARTICLE 6

                                      TITLE

6.1 At its sole cost and expense, Purchaser shall promptly obtain from Chicago Title Insurance Company, National Business Unit, 1129 20th Street, NW, Washington, DC 20036, attn. Deborah Marl, Facsimile (202) 466-5070 (the "Title Insurer") a preliminary title report or commitment (the "Title Commitment") to issue an Owner's Policy of Title Insurance (the "Title Policy") insuring Purchaser's title to the Property to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Exceptions (described below) and other liens and encumbrances not constituting objections to title in accordance herewith. A copy of the Title Commitment and the documents of record reflected therein and Seller's existing survey shall be furnished to the Purchaser and attorney for Seller. On or before the expiration of the Feasibility Period, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the "Objections") separately specifying and setting forth each of such Objections. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Purchaser gives Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Exceptions. If Purchaser fails to give Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Exceptions.

6.2 If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to convey title to the Property as required by this Purchase Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) day period, Purchaser shall be deemed to have waived said objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract.

6.3 The existence of liens or encumbrances other than the Permitted Exceptions or those which are permitted by this Purchase Contract shall be deemed to be Permitted Exceptions if the Title Insurer will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property. Unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Insurer for the payment of such matters.

6.4 Notwithstanding the foregoing, any deeds of trust and/or mortgages (including any and all mortgages which secure that certain loan on the Property in the original principal amount of $6,200,000 made by New England Mutual Life Insurance Company), against the Property (collectively, "Liens") shall be deemed objectionable exceptions, whether Purchaser gives written notice of such or not, and shall be paid off, satisfied, discharged and/or cured by Seller at or before Closing, the same being a material obligation of Seller under this Purchase Contract.

6.5 At Closing, Purchaser agrees to pay to Fidelity National Title Insurance Company, the title charges incurred by Seller for work previously ordered by Seller in connection with the Property in an amount not to exceed $650.00.

6.6 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the date of this Purchase Contract and the Closing Date (other than Leases and Property Contracts in the ordinary course of business); any such monetary lien or encumbrance so attaching by voluntary act of Seller (hereinafter, a "Voluntary Intervening Lien") shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same; provided, however, if any lien or encumbrance (other than a Voluntary Invervening Lien) attaches to the Property between the date of this Purchase Contract and the Closing Date, Seller shall be required to satisfy or discharge said lien or encumbrance at or prior to the Closing, provided that Seller shall not be required to expend more than $50,000 in connection with such satisfaction or discharge. If the amount required to satisfy or discharge such lien or encumbrance exceeds $50,000, Purchaser shall have the option of either (a) paying the excess amount over $50,000 required to satisfy or discharge such lien, and proceeding to the Closing, or (b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3 of this Purchase Contract. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $50,000 to satisfy or discharge such lien or encumbrance. 6.7 Purchaser at Purchaser's sole cost and expense, may cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed or equivalent deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and
(viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing. Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property ("Environmental Report").

6.7.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.

6.7.2 Purchaser agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                    ARTICLE 7

                                     CLOSING

7.1 Dates,  Places Of Closing,  Prorations,  Delinquent  Rent and Closing Costs.
7.1.1 The Closing shall occur on March 30, 2000 through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing, (a) Purchaser shall have the right to close prior to March 30, 2000 on the condition that Purchaser pay Seller's additional interest costs incurred in connection with prepaying Seller's first mortgage on the Property prior to March 30, 2000, and (b) Purchaser shall have the right to extend the Closing Date from March 30, 2000 up to April 15, 2000 on the condition that (i) on or before 5 p.m. Eastern time on March 27, 2000, Purchaser shall deliver to Escrow Agent an additional non-refundable deposit in the amount of $15,000.00, which deposit shall be applied toward the Purchase Price, (ii) Purchaser notifies Seller on or before 5 p.m. Eastern time on March 27, 2000 that Purchaser is executing this extension, and (iii) Purchaser pays Seller's additional interest costs incurred in connection with prepaying Seller's first mortgage on the Property after March 30, 2000.

7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser. 7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, provided that any payments under the Property Contracts have been prorated. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Rents and all related charges shall be prorated based on actual collections as of the Closing Date.

7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.

7.1.6 Seller shall pay the cost of all transfer taxes (e.g., excise stamp taxes) and Purchaser shall pay the cost of all recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees.

7.1.7 Seller agrees that the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) shall be held by Escrow Agent from Seller's sales proceeds in a reserve (the "Post Closing Reserve") until December 31, 2000 for payment of any damages payable to Purchaser by Seller for Seller's breach of any representation or warranty contained in Section 8.1 of this Purchase Contract. All funds in the Post Closing Reserve shall be held in an interest bearing account at a federally insured bank or savings and loan approved by Seller and Purchaser. If Purchaser has not delivered to Escrow Agent written demand for a claim against the Post Closing Reserve by 5:00 p.m. Eastern time on December 31, 2000 (the "Release Date"), then Escrow Agent shall immediately deliver to Seller the entire Post Closing Reserve, together with all interest earned thereon, without further instruction from either Seller or Purchaser. If Purchaser reasonably believes that Seller has breached any of the representations or warranties contained in Section 8.1 of this Purchase Contract, then Purchaser must deliver to both Seller and Escrow Agent a written notice stating the nature and specifics of the breach and the amount of potential damages claimed by Purchaser in connection with such breach (as reasonably determined by Purchaser, hereinafter, the "Claimed Amount"). If such written notice is delivered by Purchaser, Escrow Agent shall not release any of the Post Closing Reserve funds without further instructions signed by both Seller and Purchaser, unless Escrow Agent receives a written final non-appealable order from a court of competent jurisdiction ordering the release of said funds; provided, however, that if the Claimed Amount (or amounts if more than one claim is made), is less than the amount of funds contained in the Post Closing Reserve as of the Release Date, then Escrow Agent shall immediately after the Release Date deliver to Seller the amount of the Post Closing Reserve, together with all interest earned thereon, that exceeds the total Claimed Amount(s). Notwithstanding any limitation of liability of Purchaser contained herein (including, without limitation, the liquidated damages clause contained in Section 12.1 of this Purchase Contract), Purchaser shall be liable to Seller for any and all damages caused by Purchaser if Purchaser makes a claim against the Post Closing Reserve which is not a bona-fide claim or which is not a reasonable estimate of Purchaser's damages.

7.2   Items To Be Delivered Prior To Or At Closing.
7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable: 7.2.1.1 Limited Warranty Deed in the form attached as Exhibit 7.2.1.1 and, if applicable a quitclaim deed as set forth in
Section 6.12 hereof, to Purchaser. The acceptance of such deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing. 7.2.1.2 A Bill of Sale without recourse or warranty in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder.

7.2.1.3 An Assignment (to the extent assignable and in force and effect) without recourse or warranty in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4     A closing statement executed by Seller.
7.2.1.5 A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Purchase Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and 7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended. 7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives. 7.2.1.8 An Affidavit of Seller's Gain executed by Seller pursuant to the withholding requirements of Section 48-7-128 of the Official Code of Georgia Annotated, in the form attached hereto as Exhibit 7.2.1.8.
7.2.1.9 A list certified to the best of Seller's knowledge, disclosing any known current pending and/or threatened litigation affecting the Property. 7.2.1.10 Evidence that the management agreement for Seller's manager has been terminated.

7.2.1.11 A rent roll for the Property certified by Seller, but limited to Seller's knowledge, listing the monthly base rent payable, lease expiration date and unapplied security deposit as of the Closing Date. 7.2.1.12 Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.

7.2.1.13 To the extent in Seller's possession or control, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, Seller's books and records (other than proprietary information) regarding the Property. 7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing: 7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.2.2.2     A closing statement executed by Purchaser.
7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit 7.2.1.2.
7.2.2.4     A  countersigned   counterpart  of  the  Assignment  in  the  form
attached as Exhibit 7.2.1.3.
7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                    ARTICLE 8

      REPRESENTATIONS,  WARRANTIES  AND  COVENANTS OF SELLER AND  PURCHASER

8.1  Representations,  Warranties and Covenants Of Seller.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1 Seller is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;

8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.2 hereof and Seller shall have no other liability as a result thereof, either before or after Closing);

8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.2 hereof).

8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended, and Section 48-7-128 of the Official Code of Georgia Annotated;

8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

8.1.1.8 To Seller's knowledge, Seller has not received any written notice of any proposed taking, condemnation or special assessment with respect to the Property;

8.1.1.9 To Seller's knowledge, Seller has not received any written notice of any uncured violations of any federal, state, county or municipal law, ordinance, ordr, regulation or requirement affecting the Property;

8.1.1.10 To Seller's knowledge, Seller has not received any written notice of any default by Seller under any of the Property Contracts that will not be terminated on the Closing Date;

8.1.1.11 Seller agrees to maintain its existing insurance policies covering the Property in full force and effect through the Closing Date, to continue to maintain the Property as Seller has been operating the Property immediately prior to the Effective Date, and to cause any of the units on the Property that are vacant as of three days prior to the Closing Date to be in "make ready" condition on the Closing Date; and

8.1.1.12 To Seller's knowledge, all documents relating to the Property that were delivered by Seller to Purchaser in connection with this Purchase Contract, are true, correct and complete in all material respects, and none contain any untrue statement of a material fact or omit to state a material fact.

8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section
8.1.3 below.

8.1.3 Seller agrees that Purchaser shall be entitled to rely on the foregoing representations and warranties made by Seller herein and that Purchaser has so relied. Seller and Purchaser agree that those representations and warranties contained in Section 8.1 shall survive Closing for a period of one (1) year (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to the representations and warranties contained herein except to the extent that Purchaser has filed a lawsuit against Seller during the Survival Period for breach of any representation or warranty. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery (including, without limitation, the right to make any claim against the Post Closing Reserve), and Seller shall not have any liability in connection therewith.

8.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Beth Osako of Apartment Investment & Management Company ("AIMCO"), as the on-site property manager (the "Property Manager"), and Dick Liska, the Regional Property Manager handling this Property at AIMCO (the "Regional Property Manager").

8.2 Representations And Warranties Of Purchaser

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.2.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Maryland.

8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

8.2.3 Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

8.2.4 Intentionally Omitted.

                                   ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

9.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date (and Purchaser shall be permitted to perform an inspection of the Property immediately prior to the Closing Date to verify same);

9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding or shall have been in the last 6 months a debtor in any bankruptcy proceeding;

9.1.5 A taking of all or any part of the Property must not have been commenced or threatened in writing;

9.1.6 The actual occupancy level of the Property shall not have decreased by more than fifteen percent (15%) from the actual occupancy level on the Effective Date;

9.1.7 Seller shall have terminated any Property Contracts which are not being assumed by Purchaser as of the Closing Date (and which are capable of being terminated by Seller without penalty or cost to Seller).

9.1.8 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Purchaser may, at its option (a) waive such condition and proceed to Closing and accept title to the Property with an agreed upon offset or deduction from the Purchase Price (assuming Seller and Purchaser can agree upon such offset or deduction amount, and neither party has any obligation to come to an agreement), (b) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price, or (iii) notify Seller of Purchaser's election to terminate this Purchase Contract and receive a return of the Deposit from the Escrow Agent.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

9.2.4 If applicable, Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                   ARTICLE 10

                                    BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Pinnacle Realty Management Company, 7316 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814-2925 ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

10.2 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11

                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

12.1 In the event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or defaults hereunder on or prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under
Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to either
(a) terminate this Purchase Contract and receive reimbursement of the Deposit or
(b) enforce specific performance of this Purchase Contract. In the event Purchaser is unable to enforce the remedy of specific performance after using commercially reasonable efforts to seek to enforce such remedy, then in lieu of obtaining specific performance, Purchaser shall have the right to bring suit for damages against Seller in an amount not to exceed $250,000.00 in addition to receiving reimbursement of the Deposit.

                                   ARTICLE 13

                            RISK OF LOSS OR CASUALTY

13.1 In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $300,000, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, this Agreement shall terminate. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

13.2 In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $300,000, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

                                   ARTICLE 14

                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before February 23, 2000.

                                   ARTICLE 15

                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16

                                  MISCELLANEOUS

16.1  Exhibits And Schedules

All Exhibits and Schedules, whether or not annexed hereto, are a part of this Purchase Contract for all purposes.

16.2  Assignability

      Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchaser
Contract to one or more entities so long as (i) Purchaser or its affiliate remains a part of the purchasing entity(ies), (ii) Purchaser is not released from its liability hereunder, and (iii) Seller consents thereto (which consent shall not be unreasonably withheld or delayed).

16.3 Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5  Number And Gender Of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

            If to Seller:                     If to Purchaser:

            Century Pension Income Fund XXIII Capreit Acquisition Corporation
            2000 South Colorado Boulevard     11200 Rockville Pike
            Tower Two, Suite 2-1000           Rockville, Maryland 20852
            Denver, Colorado 80222            Attn:  Mr. Ernie Heymann
            Attn:  Mr. Harry Alcock           Facsimile No. (301) 468-8391
            Facsimile No. (303) 692-0786

                  And                               With a copy to

            Argent Real Estate                Capreit Acquisition Corporation
            1401 Brickell Avenue, Suite 520   11200 Rockville Pike
            Miami, Florida  33131             Rockville, Maryland 20852
            Attn:  Mr. David Marquette        Attn:  Bruce Bershtein, Esq.
            Facsimile No. (305) 371-6898      Facsimile No. (301) 468-8391


                  With a copy to

            Loeb & Loeb, LLP
            1000 Wilshire Boulevard, Suite 1800
            Los Angeles, California  90017
            Attn: Andrew S. Clare, Esq.
                  Karen N. Higgins, Esq.
            Facsimile No. (213) 688-3460

Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7  Governing Law And Venue

      The laws of the State of Georgia shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8 Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9  Severability

      If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts

      This  Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants,. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14 Time Of The Essence

It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

16.15 Cumulative Remedies And Waiver

      No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Exchange

      At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code
Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.

16.19 No Personal Liability of Officers, Trustees or directors of Seller's Partners

      Purchaser acknowledges that this Agreement is entered into by Seller which is a California limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

16.20 No Exclusive Negotiations

      Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.

                    [Remainder of Page Intentionally Left Blank]

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract under seal as of the date first set forth above.

                                     Seller:

                                    CENTURY PENSION INCOME FUND XXIII,
                                    a California limited partnership

                                    By:   Fox Partners V,
                                          a California general partnership,
                                          Its General Partner

                                        By:  Fox Capital Management Corporation,
                                             a California corporation,
                                             Its General Partner

                                             By:
                                             Name:
                                             Title:

                                    [CORPORATE SEAL]

                                    Purchaser:

                                    CAPREIT ACQUISITION CORPORATION

                                    a Maryland corporation

                                       By:
                                       Name:
                                       Title:

                                ACKNOWLEDGEMENTS

STATE OF                      )
                              )
COUNTY OF                     )

On _____________________,  before me,  _____________________________________,  a
Notary Public,  personally  appeared  _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                                    Notary Public

STATE OF                      )
                              )
COUNTY OF                     )

On _____________________,  before me,  _____________________________________,  a
Notary Public,  personally  appeared  _________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity (ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                                    Notary Public

                                                                 Exhibit 10.11


                        REINSTATEMENT AND FIRST AMENDMENT

                          TO PURCHASE AND SALE CONTRACT

      This Reinstatement and First Amendment to Purchase and Sale Contract (the "First Amendment") is made, entered into and effective as of the ____ day of April, 2000, by and between Century Pension Income Fund XXIII, a California limited partnership ("Seller"), and CAPREIT Acquisition Corporation, a Maryland corporation ("Purchaser").

                                 R E C I T A L S

      WHEREAS, Seller and Purchaser executed that certain Purchase and Sale Contract, dated as of February 21, 2000 (the "Contract"), whereby Seller agreed to sell and Purchaser agreed to buy, certain real property (as well as the improvements and personal and intangible property thereon) located in Atlanta, Georgia and commonly known as the Enclaves Apartment, containing 268 apartment units (the "Property");

      WHEREAS, in connection with the execution of the Contract, Purchaser, Seller and Chicago Title Insurance Company ("Escrow Agent"), also executed that certain Escrow Agreement, dated as of February 23, 2000 (the "Escrow Agreement"), pursuant to which Purchaser placed an earnest money deposit of $250,000 (the "Original Deposit") in escrow with the Escrow Agent;

      WHEREAS, the Contract was effectively terminated by Purchaser, pursuant to the provisions thereof, on March 20, 2000;

      WHEREAS, the Original Deposit was released from escrow by the Escrow Agent on March 20, 2000, in accordance with the terms of the Contract and the Escrow Agreement; and

      WHEREAS, Purchaser and Seller desire to enter into this First Amendment for the purpose of: (i) reinstating the Contract, as if such Contract had never been terminated; and (ii) amending the Contract in certain limited respects, as more fully described hereinbelow.

      NOW THEREFORE, in consideration of the foregoing, the continued performance by the parties pursuant to the Contract, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. The Contract is hereby reinstated effective as of the date hereof and shall remain in full force and effect and binding on the parties hereto subject to the terms and conditions thereof and hereof. 2. The Feasibility Period has expired and Purchaser expressly waives any and all contingencies referenced in Article 5, Article 6.1, Article 6.2 and Article 6.7.1 of the Contract.

3. Upon the full and complete execution of this First Amendment, Purchaser shall re-deposit the sum of $250,000 (the "New Deposit") with Escrow Agent and shall instruct the Escrow Agent to reestablish the escrow provided for by and Contract and the Escrow Agreement. The New Deposit shall be held in escrow by the Escrow Agent pending Closing in accordance with the terms and conditions of the Contract (as amended by this First Amendment) and the Escrow Agreement, and shall be applied towards the Purchaser Price payable by Purchaser at Closing.

5. The revised Purchase Price for the Property is Fourteen Million Seven Hundred Thousand Dollars ($14,700,000).

6. Article7.1.1 of the Contract is hereby deleted - and replaced with the following language:

            "The Closing shall occur on April 28, 2000 (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. The Closing Date may be postponed by the Purchaser, in its sole and absolute discretion, to May 26, 2000, on the condition that: (i) Purchaser shall provide written notice to Seller of its election to do so on or before 5:00 p.m. (EDT) on April 27, 2000, and (ii) also on or before 5:00 p.m. (EDT) on April 27, 2000, Purchaser shall deposit the additional sum of $30,000 with Escrow Agent, which monies shall be added to the New Deposit and shall be applied towards the Purchase Price payable by Purchaser at Closing. Purchaser shall not incur any additional costs and/or liabilities to Seller as a result of its election to extend the Closing Date to May 26, 2000.

7. Except only as expressly modified by this First Amendment, the Contract is reinstated, affirmed and shall remain in full force and effect and binding on the parties hereto. Any capitalized terms used herein and not otherwise defined shall have the same meaning given them in the Contract. In the event of any inconsistency or conflict between this First Amendment and the Contract, the provisions of this First Amendment shall control. 8. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respect successors and permitted assigns.

9. The First Amendment may be executed in two or more counterparts, each of which shall have the force and effect of any original, and all of which shall constitute but one document.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

PURCHASER:

CAPREIT ACQUISITION CORPORATION,

a Maryland corporation

By:

      Ernest L. Heymann,

      Senior Vice President

SELLER:

CENTURY PENSION INCOME FUND XXIII,

a California limited partnership

By:  Fox Partners V, a California general partnership

Its:  General Partner

      By:   Fox Capital Management Corporation, a California corporation

      Its:  General Partner

            By:

            Name:

            Title:

                                                                 Exhibit 10.12


                SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT

                            (The Enclaves Apartments)

      This Second Amendment To Purchase and Sale Contract (this "Amendment") is entered into as of the ____ day of April, 2000, by and between CENTURY PENSION INCOME FUND XXIII, a California limited partnership ("Seller"), and CAPREIT ACQUISITION CORPORATION, a Maryland corporation ("Purchaser"), and CAPREIT ENCLAVES APARTMENTS LIMITED PARTNERSHIP, a Georgia limited partnership ("Assignee"), with respect an escrow established with Chicago Title Insurance Company, as Escrow No. 180 200074 (the "Escrow").

      Reference is made to that certain Purchase and Sale Contract dated as of February 23, 2000 between Purchaser and Seller, as amended by a Reinstatement and First Amendment to Purchase and Sale Contract dated as of April 10, 2000 (collectively, the "Contract"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

      NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller desire to further amend the Contract pursuant to the terms set forth below. ARTICLE 1 Assignment by Purchaser. Purchaser hereby nominates Assignee, as Purchaser under the Contract. Purchaser hereby assigns to Assignee Purchaser's interests under the Contract, and Assignee hereby agrees to assume all of Purchaser's obligations and liabilities under the Contract. Seller hereby agrees to the foregoing nomination, assignment and assumption on the condition that Purchaser shall not be released from its liability and obligations under the Contract in the event of a breach of the Contract by Assignee.

                      ARTICLE 2 Prosecution of Tax Appeal.

Seller hereby agrees that Purchaser may pursue an appeal of the property tax assessment levied against the Propertyfor the calendar year 2000, subject to its rights and interests in the Contract and pursuant to the following terms hereunder:

2.1 Seller's Consent; Appointment of Purchaser as Agent. Seller hereby agrees that, prior to Closing, Purchaser may commence and pursue to conclusion an appeal of any and all real property tax assessments against the Property for the calendar year 2000 with the appropriate governmental agencies and courts. Seller hereby appoints Purchaser as Seller's agent and attorney-in-fact for the purposes of commencing and prosecuting such appeal. Said appointment is limited to the purposes set forth in this Amendment.

            Purchaser's Agreement to Pursue Appeal. Purchaser shall promptly commence and diligently prosecute an appeal of the real property taxes assessed against the Property for the calendar year 2000. Purchaser shall employ such agents, attorneys and consultants as Purchaser deems advisable, subject to Seller's rights as set forth in this Amendment.

            Seller's Right to Approve Consultant. In the event Purchaser deems it necessary or advisable to secure the services of a tax consultant to assist with the tax appeal, Purchaser shall first obtain Seller's written consent to the use of such consultant, which consent shall not be unreasonably withheld.

            Allocation of Costs of Appeal; Allocation of Savings. The term "Net Savings" as used herein shall mean the sum calculated according to the following formula;

Amount of real property tax currently assessed against Property

Less Amount of real property tax assessed against Property after appeal = "Savings"

Savings

Less Costs and expenses of tax appeal (including but not limited to filing fees, court costs, and attorneys' fees) = "Net Savings"

            Payment  of Costs of  Unsuccessful  Appeal.  Subject to the terms of
Section 2(f) herein, in the event the tax appeal does not result in a Savings, Purchaser shall be responsible for all costs and expenses incurred in the prosecution of the tax appeal.

            Payment of Costs of Appeal-Successful Appeal. In the event the tax appeal results in a Savings, the Net Savings shall be allocated between Purchaser and Seller by means of a post-Closing adjustment (the "Tax Adjustment'). The Net Savings shall be allocated prorata to Purchaser and Seller based on each party's proportionate share of year 2000 real property taxes paid at Closing.

            Time is of the Essence. TIME IS OF THE ESSENCE IN THE PARTIES' EXECUTION OF THIS AMENDMENT. THE PARTIES ACKNOWLEDGE THE TAX APPEAL MUST BE FILED WITH THE APPROPRIATE AUTHORITIES ON OR BEFORE MAY 1, 2000.

            Assignment of Purchaser's Rights and Obligations to Appeal Upon Failure to Close under Contract. In the event the purchase and sale of the Property does not close as provided in the Contract, Purchaser shall assign and transfer to Seller all Purchaser's rights and interests in the prosecution of such tax appeal, and Purchaser shall thereafter have no further right or obligation under Paragraph 2 of this Amendment, and Paragraph 2 of this Amendment shall be null and void and of no further effect. ARTICLE 3 Binding Effect. Except only as expressly modified by this Second Amendment, the Contract is affirmed and shall remain in full force and effect and shall inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and assigns. In the event of any inconsistency or conflict between this Second Amendment and the Contract, the provisions of this Second Amendment shall control.

      3.    Counterparts.   This   Second   Amendment   may  be   executed  in
counterparts, each of which when compiled together shall constitute one and the same original.

      All other terms and conditions of the Contract remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment as of the date written above.

                              "Seller"

                              CENTURY PENSION INCOME FUND XXIII
                              a California limited partnership

                              By: Fox Partners V,
                                  a California limited partnership,
                                  its general partner

                                  By: Fox Capital Management Corporation,
                                      a California corporation,
                                      its general partner

                                      By:
                                      Name:
                                      Its:


                              "Purchaser"

                              CAPREIT ACQUISITION CORPORATION,
                              a Maryland corporation

                              By:
                              Name:
                              Its:

                              "Assignee"

                              CAPREIT ENCLAVES APARTMENTS LIMITED
                              PARTNERSHIP, a Georgia limited liability company

                              By: CAPREIT of Enclaves, Inc.,
                                  a Maryland corporation,
                                  its General Partner

                                  By:
                                  Name:
                                  Its: